Exhibit 23.01


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the View Systems, Inc. Consulting Agreements of our report dated July 20, 2000 with respect to the financial statement of View Systems, Inc. included in its Annual Report on Form 10-KSB (as amended) filed with the Securities and Exchange Commission.




                                                           /s/ Stegman & Company

Baltimore, Maryland
December 18, 2000